Exhibit 32.01
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350
The undersigned, Niccolo M. de Masi, the President and Chief Executive Officer of Glu Mobile Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:
(i) the Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 15, 2011	By:	/s/ Niccolo M. de Masi Niccolo M. de Masi
President and Chief Executive Officer
(Principal Executive Officer)